Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 29, 2020 by and among Innovate Biopharmaceuticals, Inc., to be renamed 9 Meters Biopharma, Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).
RECITALS
A.The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).
B.    The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (A) shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), each such Preferred Share shall be convertible into, pending Stockholder Approval, 100 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (B) warrants in the form attached hereto as Exhibit B to purchase Preferred Shares (the “Warrants”).
C.    Contemporaneously with the execution and delivery of this Agreement, the Company is filing a Certificate of Designation of the Series A Convertible Preferred Stock (the “Certificate of Designation”), substantially in the form attached hereto as Exhibit C, with the Secretary of State of the State of Delaware.
D.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws with respect to: (i) the Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), and (ii) the Conversion Shares issuable upon conversion of the Preferred Shares issuable upon exercise of the Warrants (the “Conversion Warrant Shares”).
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.
“Board” means the Company’s Board of Directors.
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

Exhibit 10.1

“Buy-In Price” has the meaning set forth in Section 7(d).
“Certificate of Designation” has the meaning set forth in the recitals to this Agreement.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Closing Securities” means the Preferred Shares and the Warrants.
“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Intellectual Property” has the meaning set forth in Section 4.14.
“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Conversion Shares” has the meaning set forth in the recitals to this Agreement.
“Conversion Warrant Shares” has the meaning set forth in the recitals to this Agreement.
“Disclosure Schedules” has the meaning set forth in Section 4.
“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.
“EDGAR System” has the meaning set forth in Section 4.9.
“Environmental Laws” has the meaning set forth in Section 4.15.
“FDA” has the meaning set forth in Section 4.30.
“GAAP” has the meaning set forth in Section 4.17.
“Investor Questionnaire” has the meaning set forth in 5.7.
“Legend Removal Date” has the meaning set forth in Section 7(c).
“Losses” has the meaning set forth in Section 8.2.

Exhibit 10.1

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company, (ii) the legality or enforceability of any of the Transaction Documents or Closing Securities or (iii) the ability of the Company to perform its obligations under the Transaction Documents.
“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Placement Agent” means the party or parties acting as placement agent in the offering of Securities pursuant to this Agreement.
“Preferred Shares” has the meaning set forth in the recitals to this Agreement.
“Press Release” has the meaning set forth in Section 9.7.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Capital Market.
“Purchase Price” has the meaning set forth in Section 2.1.
“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“Required Investors” has the meaning set forth in the Registration Rights Agreement.
“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon exercise and conversion in full of all Warrants or conversion in full of all shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein.
“Rule 144” means Rule 144 promulgated under the 1933 Act.
“SEC Filings” means (i) all documents and reports filed by the Company with the SEC pursuant to the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, since March 1, 2020.
“Securities” means the Preferred Shares, the Warrants and the Warrant Shares.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Stockholder Approval” has the meaning set forth in Section 7.8.

Exhibit 10.1

“Stockholder Meeting” has the meaning set forth in Section 7.8.
“Stockholder Meeting Deadline” has the meaning set forth in Section 7.8.
“Subscription Amount” means, as to an Investor, the aggregate amount to be paid for the Closing Securities purchased hereunder as specified opposite such Investor’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price of Closing Securities,” in U.S. Dollars and in immediately available funds.
“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT (formerly the NYSE American), the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
“Transfer Agent” means Corporate Stock Transfer, Inc.
“Transaction Documents” means this Agreement, the Warrant, and the Registration Rights Agreement.
“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the then Principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors holding a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“Warrants” has the meaning set forth in the recitals to this Agreement.
“Warrant Shares” means the Preferred Shares issuable upon exercise of the Warrants, and following the conversion of the Preferred Shares, and the Conversion Warrant Shares.
“8-K Filing” has the meaning set forth in Section 9.7.
“1933 Act” has the meaning set forth in the recitals to this Agreement.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Exhibit 10.1

2.    Purchase and Sale.
2.1.    On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, (i) (A) the number of Preferred Shares set forth opposite the name of such Investor under the heading “Number of Preferred Shares Purchased” on Exhibit A attached hereto and (B) a Warrant to purchase one share of Series A Convertible Preferred Stock for every one Preferred Share purchased at Closing. The purchase price per Preferred Share and associated Warrant shall be $58.94 (the “Purchase Price”).
2.2.    The Warrants shall have an exercise price equal to $58.94 per Warrant Share (subject to adjustment as provided therein). The Warrants will be excisable immediately and will expire on the five-year anniversary of the Closing Date.
3.    Closing.
3.1.    Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Closing Securities (the “Closing”) shall occur remotely via exchange of executed documents and funds on May 4, 2020 (the “Closing Date”).
3.2.    On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the escrow agent, Delaware Trust Company, the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by a Placement Agent on or prior to the Closing Date.
3.3.    At or before the Closing, the Company shall deliver or cause to be delivered to each Investor purchasing Preferred Shares the following:
(a)    a number of Preferred Shares, in the form of a certificate registered in the name of the Investor equal to the number of Preferred Shares set forth opposite the name of such Investor under the heading “Number of Preferred Shares Purchased” on Exhibit A attached hereto; and
(b)    a Warrant, registered in the name of such Investor, to purchase up to the number of Preferred Shares set forth opposite the name of such Investor under the heading “Number of Preferred Shares Underlying Warrant Purchased” on Exhibit A attached hereto.
4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except (a) as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”) and arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 4 or (b) disclosed in the SEC Filings (excluding exhibits and information incorporated therein):
4.1.    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

Exhibit 10.1

4.2.    Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Closing Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
4.3.    Capitalization. The Company is authorized under its Certificate of Incorporation to issue 350,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any pre-emptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
The issuance and sale of the Closing Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
4.4.    Valid Issuance. The Preferred Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the Conversion Shares, 100% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares (subject to reduction from time to time for the issuance of the Conversion Shares). Upon conversion of the Preferred Shares, when issued, the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the

Exhibit 10.1

Transaction Documents or imposed by applicable securities laws. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
4.5.    Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Closing Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq which the Company undertakes to file within the applicable time periods and other than the registration statement required to be filed by the Registration Rights Agreement. The Company has taken all action necessary to exempt (i) the issuance and sale of the Closing Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company, including Section 203 of the General Corporation Law of the State of Delaware, or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance, ownership, acquisition, disposition or voting of the Closing Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
4.6.    Use of Proceeds. The net proceeds of the sale of the Closing Securities hereunder shall be used by the Company for the acquisition of Naia Rare Diseases, Inc. and for working capital and general corporate purposes.
4.7.    No Material Adverse Change. Since December 31, 2019, except as identified and described in the SEC Filings, there has not been:
(i)    any change in the assets, liabilities, financial condition or operating results of the Company, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
(ii)    any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(iii)    any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
(iv)    any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;
(v)    any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not

Exhibit 10.1

material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);
(vi)    any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or is bound or to which any of its assets or properties is subject;
(vii)    any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;
(viii)    any material transaction entered into by the Company other than in the ordinary course of business;
(ix)    the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;
(x)    any transaction disclosable under Item 404 of Regulation S-K;
(xi)    any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.8.    SEC Filings.
(a)    The Company has filed all reports, schedules, certifications, forms, statements and other documents (including all exhibits, amended and supplements thereto) required to be filed or furnished by the Company under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof. As of their respective dates, or, if amended or supplemented, as of the date of the last such amendment or supplement filed prior to date hereof, each of the SEC Filings complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed.
4.9.    No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Closing Securities in accordance with the provisions thereof will not, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (ii) except for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations

Exhibit 10.1

and labor matters, which are the subject of Section 4.13, and environmental laws, which are the subject of Section 4.15.
4.10.    Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by the Company. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.
4.11.    Title to Properties. The Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.12.    Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.
4.13.    Labor Matters.
(a)    The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s knowledge, Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(b)    No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.
4.14.    Intellectual Property. Except as expressly contemplated by the SEC Filings, the Company owns, possesses, licenses or has other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, service names and trade secrets described in the SEC Filings as necessary or material for use in connection with its business and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Company Intellectual Property”). There is no pending or, to the Company’s Knowledge, threatened action, suit,

Exhibit 10.1

proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.15.    Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.
4.16.    Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.17.    Financial Statements. The financial statements included in each SEC Filing filed prior to the date hereof comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
4.18.    Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.
4.19.    Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements and the execution, delivery and

Exhibit 10.1

performance by the Company of the Transaction Documents and the offer, issuance and delivery of the Closing Securities will not violate applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.20.    Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.
4.21.    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Closing Securities.
4.22.    No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Closing Securities under the 1933 Act.
4.23.    Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Closing Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Closing Securities does not contravene the rules and regulations of Nasdaq.
4.24.    Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
4.25.    Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Exhibit 10.1

4.26.    Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
4.27.    Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information which according to applicable law, rule or regulation was required to have been disclosed publicly by the Company, but which has not been so disclosed, other than with respect to the transactions contemplated hereby and except as will be disclosed in the Press Release (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.
4.28.    Required Filings. Since December 31, 2019, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which have not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).
4.29.    Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.30.    Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company that are described in the SEC Filings were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”) or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company, and the results thereof, contained in the SEC Filings are accurate and complete in all material respects; the Company is not aware of any other studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Filings; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

Exhibit 10.1

4.31.    Manipulation of Price.  The Company has not, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.
4.32.    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and any of its officers, directors, supervisors, managers, agents, or employees, are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
4.33.    Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).
5.    Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:
5.1.    Organization and Existence. If an Investor is an entity, such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.
5.2.    Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
5.3.    Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor

Exhibit 10.1

to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4.    Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5.    Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, and without reliance upon any Placement Agent, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
5.6.    Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
5.7.    Accredited Investor. Such Investor is (a) an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit E (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. Such investor has sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document, if any, or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities.
5.8.    Placement Agent. Such Investor hereby acknowledges and agrees that the Placement Agent is acting solely as the placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the

Exhibit 10.1

Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.
5.9.    No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.
5.10.    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
5.12    Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, a Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement and their representatives, such Investor has maintained the confidentiality of all non-public disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
    5.13    No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.
5.15    No Rule 506 Disqualifying Activities. Such Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.
5.16    Residency. Such Investor is a resident of the jurisdiction specified below its address on the Schedule of Investors.

Exhibit 10.1

6.    Conditions to Closing.
6.1.    Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Closing Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
(a)    The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(b)    The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(c)    The Company shall have executed and delivered the Registration Rights Agreement.
(d)    The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Preferred Shares, Conversion Shares and the Warrant Shares.
(e)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
(f)    The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), and (e) of this Section 6.1.
(g)    The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Closing Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(h)    The Investors shall have received an opinion from Sheppard, Mullin, Richter & Hampton LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Placement Agent and addressing such legal matters as the Investors may reasonably request.

Exhibit 10.1

(i)    No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
6.2.    Conditions to Obligations of the Company. The Company’s obligation to sell and issue Closing Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)    The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(b)    The Investors shall have executed and delivered the Registration Rights Agreement and each Investor Questionnaire.
(c)    Each Investor shall have paid in full its Subscription Amount to the Company.
6.3.    Termination of Obligations to Effect Closing; Effects.
(a)    The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)    Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Closing Securities to be issued and sold pursuant to this Agreement;
(ii)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)    By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
(iv)    By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to fifth Trading Day following the date of this Agreement;
provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
(b)    In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific

Exhibit 10.1

performance by any other party of its obligations under this Agreement or the other Transaction Documents.
7.    Covenants and Agreements of the Company.
7.1.    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.
7.2.    Nasdaq Listing; Depository Trust Company. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable. The Company will use commercially reasonable efforts to maintain the eligibility of its Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation.
7.3.    Termination of Covenants. The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.
7.4.    Transfer Restrictions.
(a)    The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 7.4(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of an Investor under this Agreement and the Registration Rights Agreement.
(b)    The Investors understands that, unless provided otherwise in this Agreement or Warrant, any of the Preferred Shares, Conversion Shares and Warrant Shares, whether certificated or in book-entry form, will be endorsed with the following legend:
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A

Exhibit 10.1

FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.
An Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties in compliance with applicable law. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the applicable Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.
(c)    Notwithstanding Section 7.4(b), upon the written request of an Investor, any legend (including the legend set forth in Section 7.4(b) hereof) on the Conversion Shares or Warrant Shares held by such Investor may be removed (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC), subject in the case of clauses (ii), (iii) and (iv) to receipt from the Investor by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request. Upon such request, the Company shall (A) deliver to the Transfer Agent irrevocable instructions to the Transfer Agent to remove the legend, and (B) cause its counsel to deliver to the Transfer Agent one or more legal opinions to the effect that the removal of such legend in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. If all or any portion of a Warrant is exercised and (i) a registration statement (including the Registration Statement) covering the resale of such security is then effective under the 1933 Act, (ii) the Warrant Shares issuable upon such exercise are then eligible for sale under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), or (iii) if a legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Warrant Shares shall be issued free of all legends, subject in the case of clauses (ii) and (iii) to receipt from the Investor by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company agrees that following the effective date of a registration statement covering the resale of the Conversion Shares and Warrant Shares or at such time as such legend is no longer required under this Section 7.4(c), it will, no later than two Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a request for legend removal and in the case of Conversion Shares or Warrant Shares evidenced by a physical certificate, the delivery of the physical certificate, and if relying on Rule 144, receipt from the Investor by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor, as may be requested by the Investor, a certificate or book-entry position evidencing such Conversion Shares and Warrant Shares that is free from all restrictive and other legends or by crediting the account of the Investor’s or its designee’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in

Exhibit 10.1

such system. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 7.4(b).
(d)    In addition to such Investor’s other available remedies, the Company shall pay to Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to deliver any such Conversion Shares or Warrant Shares free from all restrictive legends on or before the applicable Legend Removal Date and if after the Legend Removal Date, due to the Company’s continuing failure to deliver such Conversion Shares or Warrant Shares, such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of all or any portion of the Conversion Shares or Warrant Shares anticipated receiving from the Company without any restrictive legend, then the Company shall pay in cash to the Investor in an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock the Company was required to deliver to such Investor by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Investor to the Company such shares of Common Stock and ending on the date of such delivery and payment under this Section 7(d).
(e)    Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Conversion Shares or Warrant Shares pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Conversion Shares or Warrant Shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, (iii) that if, after the effective date of the Registration Statement covering the resale of the Conversion Shares and the Warrant Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Conversion Shares and the Warrant Shares only in compliance with an exemption from the registration requirements of the 1933 Act; and acknowledges that the removal of the restrictive legend from the Conversion Shares and Warrant Shares due to the effectiveness of a registration statement as set forth in Section 7.4(c) is predicated upon the Company’s reliance upon this Agreement.
7.5.    Subsequent Debt and Equity Sales.
(a)    Upon Closing, the Company agrees not to raise additional debt or equity capital at an effective price per share that is less than the Purchase Price (subject to adjustment for reverse and forward stock splits and the like), for 360 days without consent from each equity holder who represents 7% or greater of the fully diluted stock capital of the Company immediately following the Closing. This consent right only applies if this financing is in the aggregate amount of less than $20 million.
(b)    The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for

Exhibit 10.1

purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
7.6.    Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
7.7.    Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Conversion Shares and Warrant Shares of an Investor, if a registration statement is not available for the resale of all of the Conversion Shares and Warrant Shares of an Investor, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), the Company covenants to timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate public information with respect to the Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit such termination. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to each Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one and a half percent (1.5%) of the aggregate Purchase Price of such Investor’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investors to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Investor shall be entitled pursuant to this Section 7.7 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and a half percent (1.5%) per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
7.8.    Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of shareholders of the Company (a “Stockholder Meeting”), which shall be promptly called and held not later than July 3, 2020 (the “Stockholder Meeting Deadline”), a proxy statement soliciting each such stockholder’s approval of the conversion of the Series A Convertible Preferred Stock into shares of Common Stock in accordance with the Nasdaq Stock Market Rules (the

Exhibit 10.1

“Stockholder Approval”). The Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolution. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to October 3, 2020. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained after such subsequent stockholder meeting, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.
7.9.    Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Investors in order to exercise the Warrants or convert the Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order for the registered holder thereof to exercise the Warrants or convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Investors to exercise their Warrants or convert their Preferred Stock. The Company shall honor exercises of the Warrants and conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.
7.10.    Indemnification of Investors. Subject to the provisions of this Section 7.10, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (except to the extent such action is based upon a material breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such stockholder or any material violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material

Exhibit 10.1

conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Investors. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents or any material violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. The indemnification required by this Section 7.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
7.11.    Reservation and Listing of Securities.
(a)    The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.
(b)    If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.
(c)    The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Principal Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Trading Market as soon as possible thereafter, (iii) provide to the Investors evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Principal Trading Market or another Principal Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
7.12.    Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is

Exhibit 10.1

intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
8.    Survival and Indemnification.
8.1.    Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.
8.2.    Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents or (ii) arising from the Company’s fraud, gross negligence and willful misconduct in connection with the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Closing Securities, and will reimburse any such Person for all such amounts as they are incurred by such Person.
8.3.    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification and (ii) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the Company has agreed to pay such fees or expenses, (b) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the Company with respect to such claims (in which case, if the person notifies the Company in writing that such person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. It is understood that the Company shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. The Company will not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the Company, consent to entry of any judgment or enter into any settlement.

Exhibit 10.1

9.    Miscellaneous.
9.1.    Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2.    Counterparts; Faxes; E-mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.
9.3.    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.4.    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) upon delivery, if given by facsimile, so long as the sender receives a machine generated notice of delivery, (iii) upon delivery, if delivered by e-mail so long as the send does not receive an automatically generated notice of delivery failure, (iv) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (v) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Innovate Biopharmaceuticals, Inc.
to be renamed 9 Meters Biopharma, Inc.
8480 Honeycutt Rd. Suite 120
Raleigh, North Carolina 27615
Attention: Edward J. Sitar
Email: esitar@innovatebiopharma.com

Exhibit 10.1

With a copy to:
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza, 38th Floor
New York, NY 10112
Attention: Jeffrey Fessler, Esq.
Email: JFessler@sheppardmullin.com
Wyrick Robbins Yates and Ponton LLP
4101 Lake Boone Trail
Raleigh, North Carolina 27607
Attention: Donald R. Reynolds, Esq.
Email: Dreynolds@wyrick.com
If to the Investors:
to the addresses set forth on the signature pages hereto.
9.5.    Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.
9.6.    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) prior to the Closing, Investors that agreed to purchase a majority of the Preferred Shares to be issued and sold pursuant to this Agreement and (b) following the Closing, the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.
9.7.    Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company (which consent shall not be unreasonably withheld), except for such disclosure to Affiliates or limited partners on a non-public basis consistent with public disclosure by the Company and as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall not include the name of any Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing) without the prior written consent of such Investor. By the Disclosure Time, the Company shall issue a press release disclosing all material terms of transactions contemplated by this Agreement (the “Press Release”). No later than 5:30 p.m. (New York City time) on the first Business Day following the date this Agreement is executed, the Company will file a Current Report on Form 8-K (the “8-K Filing”) attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The parties acknowledge that from and after the issuance of the Press

Exhibit 10.1

Release, no Investor shall be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, with respect to the transactions contemplated hereby that is not disclosed in the Press Release. The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any Investor with any such material, nonpublic information regarding the Company from and after the filing of the Press Release without the express prior written consent of such Investor.
9.8.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
9.9.    Entire Agreement. This Agreement, including the signature pages, Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
9.10.    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
9.11.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
9.12.    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Closing Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a

Exhibit 10.1

joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
9.13.    Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such Investor shall be personally liable for any liabilities of such Investor.
9.14.    Third Party Beneficiary. The Placement Agent shall be a third-party beneficiary of the Investor representations and warranties.

[remainder of page intentionally left blank]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	INNOVATE BIOPHARMACEUTICALS, INC.
By:
Name: Edward J. Sitar
Title: Chief Financial Officer

Company Signature Page to the Innovate Biopharmaceuticals, Inc. Securities Purchase Agreement

Exhibit 10.1

INVESTOR:
By:
Name: Title:

Investor Information
Entity Name:
Contact Person:
Address:
City:
State:
Zip Code:
Telephone:
Facsimile:
Email:
Tax ID # or Social Security #:
Name in which Securities should be issued:

Investor Signature Page to the Innovate Biopharmaceuticals, Inc. Securities Purchase Agreement

Exhibit 10.1

EXHIBIT A

Schedule of Investors

Investor Name and Address	Number of Preferred Shares Purchased	Number of Preferred Shares Underlying Warrants Purchased	Aggregate Purchase Price of Closing Securities

TOTAL

Exhibit 10.1

EXHIBIT B

Form of Preferred Warrant

Exhibit 10.1

EXHIBIT C

Certificate of Designation

Exhibit 10.1

EXHIBIT D

Registration Rights Agreement

Exhibit 10.1

EXHIBIT E

Investor Questionnaire